Exhibit 99.1

Hyperdynamics Names John O'Keefe Chief Financial Officer

HOUSTON, July 21, 2010 /PRNewswire via COMTEX News Network/ -- Hyperdynamics Corporation (NYSE Amex: HDY) today announced the appointment of John O'Keefe as Executive Vice President and Chief Financial Officer, effective immediately. O'Keefe will be responsible for the Company's financing, treasury, external financial reporting, strategic planning and investor relations functions.

"John is a key addition to our senior management team and brings to our Company extensive experience -- both domestic and international -- in energy company financing, strategic planning, business development, merger and acquisition, and investor relations," said Ray Leonard, Hyperdynamics President and Chief Executive Officer.

"His international experience in particular with projects in Africa, the former Soviet Union, the Middle East and Latin America, will be very beneficial as we continue to explore our Guinea concession in Northwest Africa and we begin to look at other opportunities to diversify Hyperdynamics' asset base and to generate cash flow," Leonard said.

Most recently, O'Keefe served first as CFO and later as President and CEO of Blast Energy Services, an early stage publicly traded energy company that provided satellite communication and lateral jetting services to oil and gas producers. At Blast, he led the development and funding of a new down-hole technology and construction, financing and deployment of a new concept jetting rig and the restructuring of the company.

O'Keefe began his career with BP and held assignments of increasing responsibility with Sun Oil and spin-off Oryx Energy, which later merged with Kerr McGee; with Santa Fe Snyder, later acquired by Devon Energy. He went on to serve as Chief Financial Officer of Ivanhoe Energy, a publicly traded, dual-listed international heavy oil development and production company.

O'Keefe holds a bachelor's degree in Business Administration from the University of Portsmouth in the U.K.; graduated as a chartered accountant from the University of South Bank, also in the U.K.; and attended the Executive Development Program at Harvard Business School.

Jason Davis, Hyperdynamics' former CFO, will remain with the company as Director of Finance and Treasury.

"Jason has played an important role in helping restore the Company's financial stability, and he will continue to be a key executive in his new Finance and Treasury role," Leonard said.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

Forward Looking Statements

This news release and the Company's website referenced in this news release contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding Hyperdynamics Corporation's future plans and expected performance that are based on assumptions the Company believes to be reasonable. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may result", "will result", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. A number of risks and uncertainties could cause actual results to differ materially from these statements, including without limitation, funding and exploration efforts, fluctuations in oil and gas prices and other risk factors described from time to time in the Company's reports filed with the SEC, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company undertakes no obligation to publicly update these forward looking statements to reflect events or circumstances that occur after the issuance of this news release or to reflect any change in the Company's expectations with respect to these forward looking statements.

HDY-IR

    Contacts:             Dennard Rupp Gray & Easterly, LLC
                          ---------------------------------
                          Ken Dennard, Managing Partner
                          Jack Lascar, Partner
                          (713) 529-6600
                          Anne Pearson, Sr. Vice President
                          (210) 408-6321

SOURCE Hyperdynamics Corporation

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